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                                                           Exhibit 10.2

Transformation Processing Inc. (TPI)
2121 Argentia Road, Suite 200
Mississauga, Ontario
L5N 2X4

                      TRANSFORMATION PROCESSING INC. (TPI)

                         MANAGEMENT EMPLOYMENT CONTRACT

    AGREEMENT made and entered into at the City of Mississauga, in the Province of Ontario, Canada, this 1st day of January, 1997.

    BY AND BETWEEN: Transformation Processing Inc. ("TPI"), body corporate under the laws of Ontario, having an office at 2121 Argentia Road, Suite 200, Mississauga, Ontario L5N 2X4.

                           PARTY OF THE FIRST PART

    AND:                   John G. McGee                (the "Employee"),

    and domiciled at:      1629 Stancombe Crescent
                           Mississauga, Ontario
                           L5N 4R2

                           PARTY OF THE SECOND PART

                                    RECITALS

A. Employer is in the business of Software Development and Professional Services and TPI is otherwise engaged in the business of Information Technology.

B. Employee has agreed to provide services as Vice President and Chief Financial Officer to Employer and to enter into this agreement with Employer.

NOW THEREFORE, Employer and Employee do hereby stipulate, covenant and agree as follows:

1.       EMPLOYMENT

         Employer hereby employs Employee and Employee hereby accepts employment upon the terms and conditions set forth in this Agreement. Employee hereby warrants and covenants that he is not bound by any legal obligation inconsistent with him entering into this Agreement.

2.       DUTIES AND RESPONSIBILITIES


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         TPI retains the professional services of the Employee as Vice President and Chief Financial Officer, responsible for

         1. All financial preparations on behalf of TPI;

         2. All financial reporting requirements for securities and operations;

         3. Preparation of all client contracts;

         4. Interfacing with investors and Employer appointed investor relations firms;

         5. Continually demonstrating moral and ethical standards of business conduct.

         Employee hereby warrants and covenants that he is not bound by any legal obligation inconsistent with him entering into this Agreement.

         Employee is employed to provide services as Vice President and Chief Financial Officer responsible for performing the tasks accepted within the framework and time schedule of all projects to the satisfaction of TPI.

3.       SERVICE

         Employee agrees that he will service Employer faithfully and to the best of his ability and devote his full working time to the business affairs of Employer and the promotion of Employer's business, in accordance with Employer's directions, instructions and specifications. Employee shall be bound by and shall faithfully observe and abide by all the rules and regulations of Employer from time to time in force which are brought to his notice or of which he should reasonably be aware.

         The Employee agrees to represent himself as an employee of TPI for the purposes of this agreement and for any other agreements TPI makes with the Client regarding the Employee, whether verbal or written, in which this agreement may result. The Employee hereby understands and agrees not to promote or market himself to the Client as anything other than Vice President and Chief Financial Officer of TPI. Employee agrees not to participate or hold office with any other organization at the time of his employ with TPI and prior to the effective date of this contract declare that this is the status as he joins the company.

4.       SAFE PERFORMANCE OF DUTIES

         In the position of Vice President and Chief Financial Officer, the Employee may operate a motor vehicle on a regular and ongoing basis in the course of carrying out his duties under the terms of this Agreement. Any insobriety while performing under this Agreement or any use of illegal drugs shall be cause for immediate termination.

5.       TERM

         The employment of the Employee hereunder shall begin on the 1st day of January, 1997 and shall continue until otherwise terminated as provided for in this agreement.

6.       COMPENSATION AND BENEFITS

         In consideration for services rendered by Employee hereunder, he shall receive:


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         a) Salary. Employer shall provide, a salary (26 installments) of four thousand and six hundred and fifteen dollars and thirty-eight cents ($4615.38) gross pay for the period during which Employee is employed, through and including the date of termination of employment in accordance with the termination provisions herein set forth.

         b) Allowance: Employer shall also provide on a monthly basis a car allowance for the use of the Employee's personal conveyance in the amount of seven hundred dollars ($700.00). This allowance is payable on condition of providing the necessary adminsitrative forms as per Employer policy.

         c) Vacation. Employee shall be entitled each year to a vacation with pay in accordance with Employer policy.

         d) Expenses. Employee shall be reimbursed for all authorized traveling and other out of pocket expenses actually and properly incurred by him in connection with his duties hereunder. For all such expenses employee will provide original receipts, otherwise the employee will be responsible for paying his own expenses.

         e) Benefits. Employee shall participate in all employee benefit plans as are provided by Employer from time to time: provided he is otherwise eligible to participate and desires to be covered and so participates; provided further that nothing herein shall be construed to obligate Employer in any manner to put into effect any plans not presently in existence or to provide special benefits to Employee.

7.       TERMINATION

         a. For Cause. The Board of Directors shall have the right at any time, for cause, to terminate the employment of Employee without notice. For purposes of this Agreement, "for cause" shall include, but not be limited to, the following:

         Breach of any provision of this Agreement by Employee;

         Insobriety of Employee while performing duties under this Agreement;

         Any act of dishonesty or falsification of reports, records or information submitted to Employer by Employee;

         Misrepresentation of TPI to clients;

         Use of illegal drugs.

         b. Pursuant to Notice. Employer may terminate this Agreement upon the giving of 30 days' notice in addition to the minimum statutory notice. Notwithstanding the foregoing, Employer may terminate this Agreement immediately upon paying Employee 3 months base salary plus the minimum statutory requirements in lieu of such notice and upon making the benefit plan contributions necessary to maintain Employee's participation for the minimum period prescribed by law in all benefit plans provided to Employee by Employer immediately prior to the termination of this Agreement. Employee agrees that Employer may deduct from any payment of salary in lieu of notice hereunder Employee's benefit plan contributions which were regularly made during the term of this

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         Agreement in accordance with the terms of all benefit plans to be maintained hereunder for the minimum period prescribed by law.

         c. Employer may from time to time, advance monies to Employee in anticipation of possible bonus entitlement in accordance with Exhibit A of this Agreement. As permitted by Regulation 325, Section 14 of the Employment Standards Act, Employee hereby gives his written authorization to deduct such advances from any amounts payable by Employer to Employee under Section 7(b) above.

         d. The parties confirm that the notice and pay in lieu of notice provision contained in Section 7(b) is fair and reasonable and the parties agree that upon any termination of this Agreement by Employer in accordance with Section 7(b) or upon any termination of this Agreement by Employee, Employee shall have no action, cause of action, claim or demand against Employer or any other person as a consequence of such termination.

         e. Duties Upon Termination. In the event the employment of Employee is terminated for any reason whatsoever including the expiration of the term of this Agreement, Employee shall deliver immediately to Employer all customer lists, correspondence, letters, contracts, call reports, price lists, manuals, mailing lists, investor lists (hard copy or electronically stored), advertising materials, ledgers, supplies, equipment, cheques, petty cash, and all other materials and records of any kind that may be in Employees possession or under his control which belong to the Employer by the Employee, including any and all copies of such items previously described in this paragraph.

         f. Termination by Employee. Employee may terminate this Agreement upon giving 30 days written notice to Employer. In such event, Employer's only obligations to Employee shall be to continue to employ Employee during the period of notice under this Section 7(f) or pay employee in lieu of such notice an amount equal to Employee's base salary for the period of notice under this Section 7(f). In the event this Agreement is terminated by Employee under this Section 7(f) the provisions of Sections 7(e) and 8 shall continue to apply.

8.       RESTRICTIVE COVENANT

         Employee acknowledges and recognizes that the list of customers (whether now existing or developed during the period of his/her employment by him/her or at his/her discretion) and business methodology of Employer are a valuable, special and unique asset of Employer and were acquired or will be hereafter acquired at considerable expense to Employer and that said lists and business methodologies are confidential and are a valuable trade and business secrets and assets belonging to Employer and TPI. Furthermore, it is stipulated and agreed by Employee that during the term of this Agreement Employee will be placed in a position by Employer to become acquainted with its confidential and privileged information relating to customer files and special customer information, production methods and techniques, promotional materials and information and confidential processes, designs, ideas, machinery, plans, devices or materials, and other similar matters treated by Employer and TPI as confidential (the "Confidential Information") and that the use of the Confidential Information by persons or entities other than Employer and TPI against Employer and TPI might seriously damage Employer and TPI in its business. As a consequence of the above, in return for the consideration of his employment and the payment of his salary and


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         receipt of other benefits, that in the event of termination of his employment for any reason whatsoever, Employee agrees as follows:

         a. Not to Divulge Confidential Information. During the term of his employment under this Agreement and thereafter, Employee shall not, without the prior written consent of Employer, divulge, furnish or make accessible to any third person, company or other organization (other than in the regular course of business of Employer), any of the Confidential Information concerning Employer or TPI.

         b. Not to Compete. Employee will not, directly or indirectly, for a period of up to six months following the termination of Employee's employment ("the restrictive period"); engage in competition with Employer, successors or assigns in the Territory to in or with respect to Employer's "customers" or provide information, solicit or sell for, own, or organize any interest in, either directly or indirectly or through any affiliate or subsidiary corporation, partnership or other entity, or become engaged by, act as agent for or in any manner assist, any person, corporation or other entity that is directly or indirectly in competition with Employer, its successors or assigns in the Territory or with respect to Employer's "customers" as defined in this paragraph. Employee does further agree that within the restrictive period, Employee will not in any way divert or attempt to divert from Employer any business whatsoever and Employee does further agree that during said restrictive period he will not influence or attempt to influence any of the customers of Employer not to do business with Employer, and Employee does further agree that he will not make or permit the making of any public announcement or statement of any kind that Employee was formerly employed or connected with Employer, which announcement has as its purpose directly or indirectly the intent to violate the provision of this Agreement. The term "customer" as used herein, shall mean any person or entity to which the Employer provides or has provided within a period of one year prior to Employee's termination, materials, or services for the furtherance of such entity or person's business or any person or entity that within said period of one year Employee pursued or communicated with for the purposes of obtaining business for Employer.

         c. Enforcement. It is stipulated that a breach by Employee of the restrictive covenants set forth herein will cause irreparable damage to Employer, and that in the event of any breach of the provisions under subparagraphs (a) and (b) above, Employer, in addition to any other remedies it has, shall be entitled to any and all of the following remedies:

              i) An injunction restraining the Employee from violating or continuing to violate the restrictive covenants contained herein. It is further stipulated that the existence of any claim or cause of action on the part of Employee against Employer, whether arising from this Agreement or otherwise, shall in no way constitute a defense to the enforcement of the restrictive covenants contained herein, and the restrictive period for which Employer is entitled to an injunction shall be extended in an amount which equals the time period during which Employee is or has been in violation of the restrictive covenants contained herein.

              ii) Liquidated damages in the amount of $300.00 per day for each day during which Employee is in violation of the covenants contained herein after notice of breach thereof and Employee does specifically acknowledge and stipulate that liquidated damages in such amount are fair and reasonable in that it may be difficult for Employer to determine the extent of the damages actually incurred in the event of the breach of the restrictive covenants contained herein by Employee.


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9.        PROVISIONS WHICH OPERATE FOLLOWING TERMINATION

         Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of all sections and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following such termination.

10.      OTHER EMPLOYMENT

         Employee shall devote his entire time, attention and energy to Employer's business. While employed hereunder, Employee shall not, directly or indirectly, either individually or through any corporation, partnership or other business entity, engage or be interested in any other business, and he may not engage in any activity whatsoever, regardless of where located, detrimental to the business interests of Employer. For the purposes of this restriction, the Employee will be considered to be engaged or interested in businesses detrimental to the business interests of the Employer if he participates in such businesses as a stockholder, director, officer, employee, partner, consultant, individual proprietor, lender or agent, except that nothing herein shall preclude Employee from holding not more than ten (10%) percent of the outstanding shares of any publicly traded shares of any publicly held company, registered on a national securities exchange, which may be so engaged in a trade or business of employer. Provided, however, that Employer may participate as a stockholder, director, officer or employee of Employer or TPI.

11.      ENTIRE AGREEMENT

         This Agreement sets forth the entire understanding between the parties with respect to the terms of Employee's employment, and supersedes any prior Agreements, whether written or oral, concerning the subject matter. There are no representations, warranties, conditions, undertakings, or collateral agreements expressed or implied statutory between the parties other than an expressly set forth in this Agreement. This Agreement cannot be amended except by a writing signed by both parties provided, however, that Exhibit A may be amended by Employer without Employee's consent as provided in said exhibit and, further, Employer may, from time to time amend Employer's Rules and Regulations which are incorporated by reference.

12.      NO WAIVER

         No waiver of any term or provision of this Agreement shall be deemed to be a waiver of any subsequent breach of such term or provision of this Agreement.

13.      GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the province of Ontario and the laws of Canada applicable therein.

14.      ATTORNMENT

         For the purpose of all legal proceedings this Agreement shall be deemed to have been performed in the Province of Ontario and the Courts of the Province of Ontario shall have jurisdiction to entertain any action arising under this Agreement. Employer


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         and Employee each hereby attorns to the jurisdiction of the courts of the Province of Ontario provided that nothing herein contained shall prevent Employer from proceeding at its election against Employee in the Courts of any other province or country.

15.      NOTICES

         Any notice that may be given hereunder shall be sufficient if in writing and mailed by certified mail, return receipt, requested, to Employee at 1629 Stancombe Crescent, Mississauga, Ontario, L5N 4R2 and to Employer at 2121 Argentia Road, Suite 200, Mississauga, Ontario, L5N 2X4 or at such place as either party by written notice designates.

16.      HEIRS AND ASSIGNS

         This Agreement may be assigned by Employer only, and shall be binding upon the parties hereto, their successors and heirs, wherever the context admits or requires.

17.      SEVERANCE CLAUSE

         The parties agree that each of the parts and provisions of this Agreement are severable and the invalidity or unenforceability of any one or more of the provisions or parts of this Agreement shall not affect the validity and/or enforceability of any other part or provision of this Agreement.

18.      LEGAL FEES

         In the event the Employer must enforce any of the rights herein granted to it through a lawyer, then Employee shall be liable for any and all reasonable legal fees, expenses and court costs, in connection with the enforcement of Employer's rights hereunder.

19.      GENDER

         Any reference in this Agreement to the masculine or neuter shall include the masculine, the feminine and the neuter where appropriate.

20.      ACKNOWLEDGMENT

         Employee acknowledges that this Agreement has been executed by him without coercion by Employer and pursuant to the advice of Employee's own independent counsel, and that no representations of any kind have been made by Employer as in inducement to obtain Employee's execution of this Agreement other than those representations specifically contained in this written document.


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IN WITNESS WHEREOF, the parties hereto have executed this agreement at the place and as of the date first herein above written.

                      Transformation Processing Inc. (TPI)

                      By: /s/ Paul Mighton      Date: January 1, 1997
                         ----------------------       -----------------

                      John G. McGee

                      Employee:                  Date: January 1, 1997

                         /s/ John G. McGee
                         ----------------------       -----------------




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